                                                                      EXHIBIT 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                                                              YEAR ENDED JUNE 30
                                                   -----------------------------------------
                                                       1995           1994          1993
                                                   -------------  ------------  ------------
PRIMARY
   Weighted average common shares outstanding....     7,743,314     7,738,422     7,841,818
   Class A convertible preferred stock...........           --*        22,910        22,910
   Class B convertible preferred stock, Series C.           --*     1,424,860            --
   Net effect of dilutive stock options and
    warrants--based on the treasury stock method
    using average market price...................           --*       454,911        67,455
                                                   ------------    ----------   -----------
          Total..................................     7,743,314     9,641,103     7,932,183
                                                   ============    ==========   ===========

   Income (loss) before extraordinary items and
      cumulative effect..........................  $(17,045,000)   $1,477,000   $(2,333,000)
   Extraordinary items...........................      (257,000)     (155,000)   (1,580,000)
   Cumulative effect.............................            --            --     2,353,000
                                                   ------------    ----------   -----------
   Net income (loss).............................  $(17,302,000)   $1,322,000   $(1,560,000)
                                                   ============    ==========   ===========
    Per Share amounts:
     Income (loss) before extraordinary items and
        cumulative effect........................  $      (2.25)   $     0.15   $     (0.29)
     Extraordinary items.........................         (0.03)        (0.01)        (0.20)
     Cumulative effect...........................            --            --          0.29
                                                   ------------    ----------   -----------
     Net income (loss)...........................  $      (2.28)   $     0.14   $     (0.20)
                                                   ============    ==========   ===========

FULLY DILUTED
   Weighted average common shares outstanding....     7,793,542     7,738,422     7,841,818
   Class A convertible preferred stock...........           --*        22,910        22,910
   Class B convertible preferred stock, Series C.           --*     1,424,860            --
   Net effect of dilutive stock options and
    warrants--based on the treasury stock method
    using the year-end market price, if higher
    than average market price....................           --*       492,793        67,455
                                                   ------------    ----------   -----------
        Total....................................     7,793,542     9,678,985     7,932,183
                                                   ============    ==========   ===========

   Income (loss) before extraordinary items and
      cumulative effect..........................  $(17,045,000)   $1,477,000   $(2,333,000)
   Extraordinary items...........................      (257,000)     (155,000)   (1,580,000)
   Cumulative effect.............................            --            --     2,353,000
                                                   ------------    ----------   -----------
   Net income (loss).............................  $(17,302,000)   $1,322,000   $(1,560,000)
                                                   ============    ==========   ===========
    Per share amounts:
     Income (loss) before extraordinary items
       and cumulative effect.....................  $      (2.24)   $     0.15   $     (0.29)
     Extraordinary items.........................         (0.03)        (0.01)        (0.20)
     Cumulative effect...........................            --            --          0.29
                                                   ------------    ----------   -----------
     Net income (loss)...........................  $      (2.27)   $     0.14   $     (0.20)
                                                   ============    ==========   ===========
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*  Common stock equivalents not considered given loss reported for the year.